SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement              [ ]  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss.240.14a-12


                                   INSCI CORP.
                ------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

--------------------------------------------------------------------------------

                                   INSCI CORP.
                        ---------------------------------
                               ONE RESEARCH DRIVE
                        WESTBOROUGH, MASSACHUSETTS 01581
                                 (508) 870-4000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON OCTOBER 28 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of INSCI Corp. (the "Company") will be held at the Company's headquarters at One Research Drive, Westborough, MA 01581, on October 28, 2004, at 10 a.m. (the "Meeting"), for the following purposes:

     (1) To elect ten (10) Directors to serve for the ensuing year or until their successors are elected and have been qualified.

     (2) To ratify the appointment of Goldstein and Morris Certified Public Accountants as the independent public accountants for the Company's fiscal year ended March 31, 2004.

     (3) To ratify and approve the 2004 Directors' Option Plan to replace the Company's 1992 Directors' Plan.

     (4) To ratify and approve an amendment to the Articles of Incorporation to change the name of the Company to ClearStory Systems, Inc.

     (5) Such other business as may be properly brought before the meeting or any adjournments thereof.

Only those shareholders who were shareholders of record at the close of business on September 20, 2004 will be entitled to notice of, and to vote at the Meeting or any adjournment thereof. If a shareholder does not return a signed proxy card or does not attend the Annual Meeting and vote in person, the shares will not be voted. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If a shareholder returns a signed proxy card but does not mark the boxes, the shares represented by the proxy card will be voted as recommended by the Board of Directors. The Company's Board of Directors solicits proxies so each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting.

                                    IMPORTANT

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

September 28, 2004                     By Order of the Board of Directors
Westborough, MA
                                       /s/ YARON I. EITAN
                                       ----------------------------------
                                           Yaron I. Eitan
                                           Chairman of the Board

--------------------------------------------------------------------------------
                                   INSCI CORP.
--------------------------------------------------------------------------------


                                 PROXY STATEMENT

                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 28, 2004

         This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of INSCI Corp. ("INSCI" or the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's headquarters at One Research Drive, Westborough, MA 01581, on October 28, 2004, at 10 a.m., and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. All stockholders are encouraged to attend the Annual Meeting. Your proxy is requested, whether or not you attend in order to assure maximum participation and to expedite the proceedings.


         At the Annual Meeting, stockholders will be requested to act upon the matters set forth in this Proxy Statement. If you are not present at the meeting, your shares can be voted only when represented by proxy. The shares represented by your proxy will be voted in accordance with your instructions if the proxy is properly signed and returned to the Company before the Annual Meeting. You may revoke your proxy at any time prior to its being voted at the Annual Meeting by delivering a new duly executed proxy with a later date or by delivering written notice of revocation to the Secretary of the Company prior to the day of the Annual Meeting, or by appearing and voting in person at the Annual Meeting. It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to the Company's stockholders on or about September 29, 2004. The Company's 2004 Annual Report to its stockholders on Form 10-KSB filed electronically (EDGAR System) with the Securities and Exchange Commission on July 14, 2004 is also enclosed and should be read in conjunction with the matters set forth herein. The expenses incidental to the preparation and mailing of this proxy material are being paid by the Company. No solicitation is planned beyond the mailing of this proxy material to stockholders.


         Abstentions and broker non-votes will be counted toward determining whether a quorum is present.

         The principal executive offices of the Company are located at One Research Drive, Suite 200B, Westborough, MA 01581. The telephone number is (508) 870-4000.

OUTSTANDING SHARES AND VOTING RIGHTS

         The only Securities entitled to vote at the Annual Meeting are the Company's common stock, Series B preferred stock and Series C preferred stock. The Board of Directors, pursuant to the Bylaws of the Company has fixed September 20, 2004 at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. At September 20, 2004, there were 5,992,287 shares of common stock outstanding and entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote at the Annual Meeting. At September 20, 2004, there were 123,344 shares of Series B preferred stock outstanding, which are convertible into 8,634,080 shares of common stock. Each share of Series B preferred stock is entitled to one vote for each share of common stock into which such share of Series B preferred stock is convertible. At September 20, 2004, there were 2,683,215 shares of Series C preferred stock outstanding, which are convertible into 5,366,430 shares of common stock. Each share of Series C preferred stock is entitled to one vote for each share of common stock into which such share of Series C preferred stock is convertible. A majority of the shares of stock outstanding and entitled to vote which are represented at the Annual Meeting, in person or by proxy, will constitute a quorum. A majority vote in favor of proposals 1, 2 and 3 is required for approval provided a quorum (majority) of issued and outstanding shares entitled to vote is present in person or by proxy. A majority vote in favor of proposal 4 of all issued and outstanding shares eligible to vote is required for approval.

PROPOSAL 1: ELECTION OF DIRECTORS

         The Board of Directors of the Company proposes that the Company's current directors standing for re-election be elected as directors and serve until the next Annual Meeting of Stockholders and continuing until their successors are elected and qualified. Unless authority is withheld on the proxy, it is the intention of the proxy holder to vote for the persons standing for election named below.

         Certain information concerning the directors and executive officers of the Company is set forth in the following table and in the paragraphs following. Information regarding each such director's and executive officer's ownership of voting securities of the Company appears in "Security Ownership of Certain Beneficial Owners" below.




NAME                  PRINCIPAL OCCUPATION                       DIRECTOR SINCE
----                  --------------------                       --------------


Yaron I. Eitan        Partner of SCP Private Equity Partners               2000
Henry F. Nelson       Chief Executive Officer, President, Chief            2001
                      Financial Officer of INSCI Corp.
Francis X. Murphy     President of Emerging Technology Ventures, Inc.      1995
Derek Dunaway         President and Chief Executive Officer of             2001
                      TechOnLine Inc.,
Mitchell Klein        President of Betapoint Corporation                   2001
Amit Avnet            Vice President of Operations of Selway
                      Partners LLC                                         2003
Steven Morgenthal     Executive in Residence at Selway Partners LLC        2003
                      and Interim CEO of the Q Group, PLC
Adi Raviv             Director of INSCI Corp.                              2003
George Calhoun        Chairman of the Board of Airnet Communications       2003
Thomas G. Rebar       Partner of SCP Private Equity Partners               2003





INDIVIDUALS STANDING FOR ELECTION

     YARON I. EITAN, age 48, was appointed as a Director of the Company in June 2000. Mr. Eitan was the Chairman of Lognet 2000, Inc., prior to its acquisition by the Company in May 2000. Mr. Eitan is a partner at SCP Private Equity Partners and is the founder of Selway Partners LLC, an operating holding company. Mr. Eitan is the Chairman of the Board of Magnolia Broadband Inc. (www.magnoliabroadband.com), DVTel Inc. (www.dvtel.com), Econium Inc. (www.econium.com), Software Technologies Inc., the Q Group and Techonline Inc. Mr. Eitan holds a Masters of Business Administration from the Wharton School of Business of the University of Pennsylvania.

     HENRY F. NELSON, age 46, was appointed as President and Director of the Company in May 2001. Subsequently, Mr. Nelson was appointed Chief Executive Officer and Chief Financial Officer. Mr. Nelson was the Chief Operating Officer of PracticeWorks, Inc., a division of Infocure (INCX:NASDAQ), from December 1999 to 2000. He was a principal in VitalWorks, a technology based start-up from June 1999 until December 1999. Mr. Nelson was Chief Operating Officer of InterQual from November 1996 through June 1999. Prior thereto, he was a founder of Sextant Corporation. Mr. Nelson holds a Bachelor of Science in Business Administration from Northeastern University.

     FRANCIS X. MURPHY, age 56, was elected a Director of the Company in September 1995. He is the founder of Emerging Technology Ventures, Inc. and has served as President from its inception in September 1994. Previously, Mr. Murphy served in executive management positions with various information technology firms. Mr. Murphy also serves on the board of directors of Vizacom, Inc. He holds both a Bachelors of Arts and Masters of Business Administration in Corporate Finance from Adelphi University.

     DEREK DUNAWAY, age 33, was appointed a Director of the Company in May 2001. Mr. Dunaway is currently the President and Chief Executive Officer of TechOnLine Inc., a Boston based company focused on providing e-learning solutions to the engineering community and electronics industry. Mr. Dunaway joined TechOnLine from Selway Partners LLC, an operating holding company that invests in and advises technology companies, where he held the position of Vice President of Business Development from May 2000 through February 2001. Prior to joining Selway, from May 1999 through May 2000, he was Director of Strategy Consulting at AppNet, an Internet Consultancy serving the Fortune 500 and held several positions from June 1996 through May 1999 at Pricewaterhouse Coopers, in the Telecommunications and Media Strategy Practice, where he assisted top telecommunications and media industry management with corporate strategy development. Mr. Dunaway holds a Masters of Business Administration from the Wharton School of Business of the University of Pennsylvania and a Bachelors of Science from Southern Methodist University.

         MITCHELL KLEIN, age 53, was elected a Director of the Company in October 2001. Mr. Klein is currently the President of Betapoint Corporation, a private risk capital firm. Mr. Klein has served in various senior management positions with Digital Equipment Corporation for nine years after having been President of his own software development and consulting firm. Mr. Klein is a graduate of the State University of New York at Albany and holds a Masters degree from the University of Michigan at Ann Arbor. Mr. Klein previously served as a Director of the Company from June 1997 to June 1998.

         AMIT AVNET, age 32, was appointed a Director of the Company in December 2003. Mr. Avnet has, since April 2001, served as the Vice President of Operations of Selway Partners LLC, a New Jersey based operating and holding company that invests in and advises technology companies. Additionally, Mr. Avnet is a Principal of SCP Private Equity Partners, a venture capital and private equity firm with approximately $1 billion under management. From 1999 to 2001, he was Vice President at Tower Hill Capital Group, Inc. He was Financial Advisor to the Chief Executive Officer at Ofer Bros. Group from 1997 to 1999. Mr. Avnet holds a Masters of Business Administration, Magna Cum Laude, from Tel-Aviv University and a Bachelor of Arts in Economics, Cum Laude, from the Technion - Israel Institute of Technology.

         STEVEN MORGENTHAL, age 45, was appointed a Director of the Company in December 2003. Mr. Morgenthal currently serves as Executive in Residence at Selway Partners LLC and is the interim CEO of the Q Group, PLC, an SCP Private Equity Partners portfolio company. Previously, he served as President and Chief Executive Officer of Regenative Network Management Systems, a Selway company in 2002. He was President of OpenCon Communication Systems, Inc. in 2001 and was Senior Vice President of Global Product Marketing for DataTec Systems, Inc. from 1999 to 2000. He was President of the Enterprise Management Division of Computer Horizons Corp from 1996 to 1999. Mr. Morgenthal was a principal and cofounder of Unified Systems Solutions. Mr. Morgenthal holds a Masters degree from the Stevens Institute of Technology and a Bachelors of Science, Cum Laude, from Pace University.

         ADI RAVIV, age 48, was appointed a Director of the Company in December 2003. Mr. Raviv served as Executive Vice President and Chief Financial Officer of US Wireless Data, Inc. from August 2002 through June 2004. Previously, from 1999 to 2001, he served as Co-Chairman and Chief Financial Officer of THCG, Inc., a publicly traded technology merchant banking and consulting company. From 1996 to 2001, he was a Managing Director of Tower Hill Securities, Inc., the successor of the U.S. investment-banking arm of Hambros Bank Limited. Prior to his joining Hambros, Mr. Raviv was an investment banker at Oscar Gruss & Sons, Incorporated from 1994 to 1996 and Lehman Brothers from 1987 to 1993. Mr. Raviv holds a Masters of Business Administration, with honors, from Columbia University's Graduate School of Business and a Bachelors of Arts in International Relations, with honors, from the Hebrew University of Jerusalem.

         GEORGE CALHOUN, age 52, was appointed a Director of the Company in December 2003. Dr. Calhoun is the Chairman of the Board of Airnet Communications (NASDAQ: ANCC), a smart antenna and software-defined radio company based in Melbourne, Florida. In 2003, Dr. Calhoun joined the Stevens Institute of Technology in Hoboken, New Jersey as Executive-in-Residence, where he teaches in the Undergraduate Program for Business & Technology at the Howe School of Technology Management. Dr. Calhoun is also a visiting professor at the University of Leiden in the Netherlands. From 1999 to 2002, he served as Chairman and Chief Executive Officer of Illinois Superconductor Corporation (AMEX: ISO), a public company focused on the application of high-temperature superconducting materials and advanced signal processing techniques to the suppression of interference in wireless networks, and he remains a member of their Board of Directors. Dr. Calhoun holds a Ph.D. from the Wharton School of Business of the University of Pennsylvania and a Bachelor of Arts from the University of Pennsylvania. He has published several books on wireless communications.

         THOMAS G. REBAR, age 40, was appointed a Director of the Company in December 2003. Mr. Rebar is a partner of SCP Private Equity Partners, a venture capital and private equity firm with approximately $1 billion under management, since 1996. From 1989 to 1996, he was a Senior Vice President at Charterhouse, Inc. the U.S. investment-banking arm of Charterhouse PLC, a leading U.K. merchant bank. From 1987 to 1989, he was a member of the corporate finance department at Bankers Trust Company. Mr. Rebar holds a Masters of Business Administration from New York University Graduate School of Business Administration and a Bachelor of Science from the University of Scranton.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year ended March 31, 2004, there were four meetings of the Board of Directors, of which all Directors attended more than 75% of the meetings. The Audit Committee had regularly scheduled quarterly meetings, with full attendance by all members. The Compensation Committee met four times with full attendance by all members.

THE AUDIT COMMITTEE

         The Audit Committee, established by the Board of Directors in September 1995, consists of at least two directors who are independent and financially literate. Members of the Audit Committee during the fiscal year ended March 31, 2004 were Francis X. Murphy and Mitchell Klein, both independent committee members. Effective April 2004, the Audit Committee is comprised of Francis X. Murphy and Adi Raviv, independent committee members, as well as Thomas G. Rebar. The role of the Audit Committee is one of oversight. The Committee's purpose is to oversee and monitor the Company's financial reporting process, the system of internal, financial and administrative controls, and legal and regulatory compliance. The Board of Directors recognizes that the Company's management is responsible for preparing the Company's financial statements and that outside auditors are responsible for auditing those financial statements. The Committee meets separately with management, outside auditors and, with regard to legal and regulatory compliance, the Company's general counsel. The Committee is empowered with full access to the Company's records, employees and outside experts.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of INSCI Corp. (the "Committee") is composed of three directors, two of whom are independent.

         The Committee has reviewed and discussed the audited financial statements contained in the 2004 Annual Report on Form 10-KSB with the Company's management and the independent auditors.

         The Committee discussed with the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, and has discussed with the independent auditors their independence from the Company

         Based on the review and discussions referred to above and relying thereon, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 2004 Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004, filed with the Securities and Exchange Commission.



                                                          Thomas G. Rebar, Chair
                                                               Francis X. Murphy
                                                                       Adi Raviv

THE COMPENSATION COMMITTEE

         The Compensation Committee (the "Committee") was established by the Board of Directors in September 1995 and consists of at least two non-employee directors. Members of the Compensation Committee for the fiscal year ended March 31, 2004 included Yaron I. Eitan, Steven Morgenthal and George Calhoun. The Committee advises the Board of Directors with respect to the compensation of the Company's employee directors and executive officers and with respect to employee benefit plans. The Committee also is responsible for administering the Company's equity incentive plans and executive bonus program.

         The Company's executive compensation program links management pay with the Company's annual and long-term performance. The program is intended to attract and retain highly qualified senior managers by providing compensation opportunities that are consistent with the Company's performance. The program provides for base salaries that reflect factors such as level of responsibility, individual contribution, internal fairness and external competitiveness; annual cash bonus awards that are payable for the achievement of financial and operational objectives; and long-term incentive opportunities in the form of stock options that strengthen the mutuality of interest between employees and the Company's stockholders. Among the Compensation Committee's objectives is establishing executive compensation levels comparable to that of companies of similar size and business activity. To that end, the Company will participate in and review the results of various industry surveys. In addition, the Committee may, from time to time, utilize the services of independent consultants to assess external marketplace pay practices. The Committee's purpose is to pay competitive compensation based on a total assessment of salary, cash bonuses and stock options. The Committee therefore uses its discretion and business judgment in setting executive compensation levels. The Committee believes that the resulting total cash compensation paid to the Company's executive officers is within the median range of the selected groups of comparative companies reflected in the data represented by the aforementioned industry surveys.

         The Committee also made decisions regarding the payment of cash bonuses to the Company's other executive officers. The purpose of the bonus plan is to reward executive officers based on the overall achievement of corporate goals. Individual bonus awards are based on a written evaluation of the degree of achievement of certain annual performance objectives. The Committee considers, without any specific assignment of weight thereto, factors such as the Company's overall financial performance, the individual's level of compensation relative to the external marketplace, individual performance versus objectives and overall value to the Company.

         Additionally, the Committee makes recommendations to the Board regarding the award of stock options to certain key employees. The purpose of this program is to provide long-term incentives to key employees to increase shareholder value and to align management's economic interests with those of shareholders. Such stock options have been directly awarded, or awarded under the 1997 Equity Incentive Plan. These options may be awarded in lieu of or in addition to the cash bonus, and generally incorporate vesting requirements to encourage key employees to continue in the employ of the Company and to encourage management's long-term perspective. The Committee considers the amounts and terms of prior grants in deciding whether to award options for the last completed fiscal year.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the compensation for each of the last three (3) fiscal years earned by the Chief Executive Officer and each of the most highly compensated executive officers whose individual remuneration exceeded $100,000 for the fiscal year ended March 31, 2004 (the "Named Executives"). The Company's compensation policies are discussed in "The Compensation Committee" section contained herein.

SUMMARY COMPENSATION TABLE

NAME                                                                              SECURITIES
AND                                                                               UNDERLYING          ALL
PRINCIPAL                                                        OTHER ANNUAL      OPTIONS/          OTHER
POSITION                 YEAR        SALARY          BONUS       COMPENSATION        SARS        COMPENSATION
--------                 ----        ------          -----       ------------        ----        ------------
Henry F. Nelson          2004     $335,962           $230,000      $2,400  (1)      1,469,376           --
  Chief Executive        2003     $200,000            $97,717          --                  --           --
  Officer                2002     $172,308  (2)            --          --                  --           --

Lori R. Frank            2004           --                 --          --                  --           --
  Chief Executive        2003           --                 --          --                  --           --
  Officer                2002      $47,105  (3)            --      $1,558  (4)             --           --

Dr. E. Ted Prince        2004           --                 --          --                  --           --
  Chief Executive        2003           --                 --          --                  --           --
  Officer                2002           --                 --          --                  --      $43,269   (5)

* The Company does not have a restricted stock award program.


(1)  In fiscal year 2004, Mr. Nelson received an auto allowance of $2,400.

(2) Mr. Nelson joined the Company in the first quarter of fiscal year 2002. Had he been employed as of the beginning of the fiscal year, his salary would have been $200,000.

(3) During May 2001, Ms. Frank resigned from all positions held with the Company. Had she been employed for a full fiscal year, her salary would have been $200,000.

(4)  In fiscal year 2002, Ms. Frank received an auto allowance of $1,558.

(5) Dr. Prince resigned as Chief Executive Officer on November 7, 2000. In fiscal year 2002, Dr. Prince was paid severance in the amount of $43,269.

APPOINTMENT/RESIGNATION OF OFFICERS AND DIRECTORS

         On December 15, 2003, Winston Churchill and Bobby Yablunsky resigned as Directors of the Company. Messrs Churchill and Yablunsky resigned without and disputes or disagreements with management or the business practices of the Company.

         On December 15, 2003, Amit Avnet, Steven Morgenthal, Adi Raviv, George Calhoun and Thomas G. Rebar were appointed as Directors of the Company.

OPTION GRANTS DURING FISCAL YEAR 2004

         The following table provides information concerning options granted to officers and directors during the Fiscal Year ended March 31, 2004 and reflects the potential value of such options assuming 5% and 10% annual stock appreciation.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                                     PERCENT OF                                          POTENTIAL REALIZABLE
                                    TOTAL SHARES                                           VALUE AT ASSUMED
                                     UNDERLYING                                            ANNUAL RATES OF
                        NUMBER        OPTIONS                                                STOCK PRICE
                       OF SHARES     GRANTED TO                                            APPRECIATION FOR
                      UNDERLYING    EMPLOYEES IN    EXERCISE        EXPIRATION               OPTION TERM
NAME                    OPTIONS     FISCAL YEAR      PRICE             DATE                5%           10%
----                    -------     -----------      -----             ----                --           ---
Henry F. Nelson         1,469,376     100% (1)       $ 1.00        December 30, 2013     $ 924,100    $2,341,800

(1) No options were granted to employees other than Mr. Nelson during Fiscal year 2004. No options were issued to non-employee directors during Fiscal year 2004.

OPTION EXERCISES AND HOLDINGS

         The following table sets forth information concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year with respect to each of the named directors and executives:

                           AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES


                               SHARES                        NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                              ACQUIRED         VALUE        UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS/SARS
                            ON EXERCISE      REALIZED    OPTIONS/SARS AT MARCH 31, 2004      AT MARCH 31, 2004 (1)
NAME                             #               $       EXERCISABLE      UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------------------------    -----------      --------    -------------    -------------  ------------  -------------
Henry F. Nelson                  -               -             489,792          979,584            -              -
Yaron I. Eitan                   -               -              12,000               -             -              -
Francis X. Murphy                -               -              10,000               -             -              -
Derek Dunaway                    -               -               8,000            4,000            -              -
Mitchell Klein                   -               -               6,667            3,333            -              -


(1) Calculated by multiplying the number of shares underlying options by the difference between the closing price of the Common Stock as quoted on the Over-The-Counter Bulletin Board on March 31, 2004 and the exercise price of the options.

REMUNERATION OF NON-MANAGEMENT DIRECTORS

         Each member of the Board of Directors who is not an officer or employee of the Company is entitled to participate in the Directors Option Plan described below, and to receive reimbursement for travel and other expenses directly related to his activities as a director. The Company does not pay inside or outside directors on a per meeting basis for attendance at Board of Director meetings or related Committee meetings. However, each outside director may be compensated pursuant to a written agreement with the Company to provide specific types of professional services such as financial, accounting or tax advice covering compensation plans, acquisitions and debt/equity placements.

         No cash compensation was paid to non-management directors for the last completed fiscal year. Information related to option grants for these directors is provided under the heading "Options Grants During Fiscal Year 2004" contained herein.

COMPENSATION PLANS:

EMPLOYMENT AGREEMENTS

         During 2001 the Company's Compensation Committee recommended to the Board of Directors that they approve the employment agreement for Henry F. Nelson, the Company's Chief Executive Officer, President and Chief Financial Officer. The three-year agreement was effective May 22, 2001 and provided for an annual salary of $200,000 and an annual bonus of up to $50,000 or 10% of profits; whichever was greater, upon the achievement of certain milestones as established by the Board of Directors.

         On December 31, 2003, effective as of April 1, 2003, the Company and its Chief Executive Officer, Henry F. Nelson, entered into an Amended and Restated Employment Agreement (the "Amended Agreement") providing for an annual salary of $350,000 and an annual bonus of 10% of operating income as reported in the Company's annual audited financial statement, subject to adjustment for any non-recurring items as determined by the Compensation Committee. The Company's Compensation Committee and its Board of Directors approved the Amended Agreement.

         Additionally, the Amended Agreement provided equity compensation to Mr. Nelson in the form of three successive stock option grants aggregating 1,469,376 shares of the Company's Common Stock at an exercise price equal to the fair market value as of the preceding 30 trading days, which was $1.00 per share, as follows:
         (i) 489,792 shares fully vested on the date of the grant;
         (ii) An option to purchase 489,792 shares, of which 163,264 shares shall vest on each successive anniversary of the date of the grant for three years; and
         (iii) An option to purchase 489,792 shares of Common Stock which shall become fully vested upon the date the Common Stock has averaged a price of at least $3.00 per share for any 60 consecutive day period as quoted in the Over the Counter market.

The options have a ten-year term, expiring on December 31, 2013.

         The Company has employment agreements with its other management personnel, which generally continue until terminated by the employee or the Company, and provide for severance payments under certain conditions.

DIRECTORS AND OTHER STOCK OPTIONS

         The Board of Directors adopted the Directors Option Plan in 1992 to make service on the Board more attractive to present and prospective directors. The Directors Plan was amended in September 1995 to increase the number of shares authorized to 100,000. On July 29, 1996 the Directors Plan was amended so that each new director receives 10,000 stock options upon being appointed to the Board of Directors. In addition, the current change of control provision was modified to reflect immediate vesting. Also, board members who participate on committees are entitled to receive 2,000 options.

         The 1992 Directors Plan is administered by a committee made up of at least two members of the Board of Directors. The exercise price per share of any option granted under the Directors Plan shall not be less than the fair market value of such shares on the date of grant. Eligible directors include all members of the Board of Directors who are not also employees of the Company or any parent or subsidiary of the Company. Options expire five years from the date of grant, subject to earlier termination in accordance with the terms of the Directors Plan. All rights to exercise options terminate two years following the date the optionee ceases to serve as a director of the Company with certain exceptions. At March 31, 2004 there were 44,000 Directors plan options outstanding and 44,000 options available for future grant.

         During the fiscal year ended March 31, 2004 the Company did not issue any options under the 1992 Directors Plan.

         The Board has approved the 2004 Directors' Option Plan subject to approval of the Company's stockholders. The 2004 Directors' Option Plan, which will replace the 1992 Directors Plan, provides a total of 800,000 option shares to be granted as follows: 25,000 option shares upon appointment or election to the Board, 10,000 option shares upon each anniversary date of service on the Board, 10,000 option shares each year for service on the Company's Audit Committee and 5,000 option shares each year for service on the Company's Compensation Committee. Additional discussion regarding the 2004 Directors' Option Plan is contained under "Proposal 3" herein.


THE 1997 EQUITY INCENTIVE PLAN

         The 1997 Equity Incentive Plan is the successor plan to the Company's 1992 Stock Option Plan, which was terminated by shareholder ratification at the Company's annual meeting in September 1996. Under the 1992 Plan, 1,500 stock options remain outstanding as of March 31, 2004. These options will remain in effect according to their terms and conditions (including vesting requirements) as provided for in the 1992 Plan and individual stock option agreements.

         The Company, with shareholder approval, has reserved 3,000,000 shares for use under the 1997 Equity Incentive Plan. As of March 31, 2004, there were 1,538,234 options issued and outstanding and 1,410,594 options available for future grant under the 1997 Plan. The 1997 Plan is administered by the Compensation Committee of the Board of Directors (the Committee) consisting of two or more non-employee directors of the Company who are not eligible to receive grants or awards under the 1997 Plan. The 1997 Plan provides for the granting of equity incentive awards to employees in the form of incentive stock options, non-qualified stock options, stock appreciation rights, stock appreciation awards, restricted stock awards, deferred stock awards, and other performance-related or non-restricted stock awards. The 1997 Plan permits the Company to provide its employees with incentive compensation opportunities which are highly motivational and which afford the most favorable tax and accounting treatments to the Company. The Committee believes that the flexibility of the incentive award vehicles provided for by the 1997 Plan will enhance the effectiveness and cost efficiency of the Company's management incentive program in the best interest of shareholders.

         The Committee, subject to the provisions of the 1997 Plan will designate participants, determine the terms and provisions of each award, interpret the provisions of the plan and supervise the administration of the plan. The Committee may, in its sole discretion, delegate certain administrative responsibilities related to the 1997 Plan to Company employees or outside consultants, as appropriate. The exercise price of any stock option granted under the 1997 Plan shall not be less than the fair market value of the common stock of the Company on the date of grant. The Committee shall determine any service requirements and/or performance requirements pertaining to any stock awards under the 1997 Plan.

         An S-8 Registration for 300,000 shares of underlying common stock originally authorized under the Plan was filed with the Securities and Exchange Commission on April 27, 1999.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On September 5, 2003, the Company and SCP Private Equity Partners II, LP ("SCP") entered into an agreement wherein SCP agreed to purchase 1,546,711 shares of Series C Convertible Preferred Stock ("Series C Preferred") in the Company at a price of $1.9396 per share for a total of $3 million. The 1,546,711 shares of Series C Preferred are convertible on a 2:1 basis into 3,093,422 shares of common stock at the option of the holder. SCP is an affiliate of the Company in that the Company's chairman, Yaron I. Eitan, as well as Amit Avnet and Thomas Rebar, directors of the Company, are deemed affiliates of SCP.

         On December 31, 2003, the Company entered into an agreement with CSSMK, LLC ("CSSMK"), an entity which is majority owned by Henry F. Nelson, the Company's President and Chief Executive Officer, wherein CSSMK purchased 257,785 shares of Series C Preferred for the sum of $500,000 or $1.9396 per share. The 257,785 shares of Series C Preferred are convertible on a 2:1 basis into 515,570 shares of common stock at the option of the holder. Additionally, in connection with this agreement, CSSMK entered into a Stockholders Agreement with SCP, wherein the transfer and assignment of its Series C Preferred Stock is restricted pursuant to the terms of the Stockholders Agreement, which also grants SCP rights of first refusal and certain voting rights.

         On September 20, 2004, the Company entered into an agreement with SCP and CSSMK wherein SCP agreed to purchase 180,450 shares of Series C Preferred for the sum of $350,000 or $1.9396 per share. Additionally, CSSMK agreed to purchase 51,557 shares of Series C Preferred for the sum of $100,000 or $1.9396 per share. The Series C Preferred is convertible on a 2:1 basis into an aggregate of 464,014 shares of common stock at the option of the holder.

         The Company has entered into several agreements with Selway Partners, LLC ("Selway") a technology holding company. The Company's chairman, Yaron Eitan, as well as Derek Dunaway, Amit Avnet and Steven Morgenthal, directors of the Company, are deemed affiliates of Selway. Selway was an existing shareholder of Lognet 2000, Inc. ("Lognet"). The Company acquired Lognet on May 24, 2000 in a stock for stock exchange.

         In November 2000, the Company closed $2.0 million of subordinated convertible debt ("Series A Convertible Debt") financing with Selway, an affiliate, and CIP Capital, L.P. ("CIP") (together, the "Investors"). The Series A Convertible Debt was convertible into an aggregate of approximately 1.5 million shares of INSCI Series A Convertible Redeemable Preferred Stock (the "Series A Preferred") at a price of $1.30 per Series A Preferred share. The Series A Preferred was in turn convertible on a ten-for-two basis into shares of INSCI's Common Stock. The Series A Convertible Debt called for interest at prime plus 2.5 percent payable in cash or in additional shares of Series A Preferred, at the option of the investors, and was secured by a subordinated lien on all of the Company's assets. Unless previously converted into shares of Series A Preferred, principal and interest were payable at maturity in five years or upon an earlier redemption on or after two years at the option of the Investors. As part of the financing, the Investors were granted warrants to purchase approximately 462,000 shares of Series A Preferred stock at $1.44 per share. Selway was also issued warrants to purchase 20,000 shares of common stock at $7.20 per share for services rendered in connection with the financing transaction. In addition Selway Management, Inc., an affiliate of Selway, entered into a $20,000 per month management consulting agreement with INSCI for a term of three years. The management fee was payable in either cash or shares of INSCI common stock at INSCI's option. The management agreement was amended in June 2001 whereby the monthly fee was reduced to $15,000 per month as part of the June 2001 financing.

         On January 17, 2003, the Company, Selway and CIP entered into an agreement, effective as of November 30, 2002 and finalized on March 31, 2003, to refinance the Series A Convertible Debt. The refinancing agreement was for $2.2 million in Convertible Debentures ("Series A Debentures") and a cash payment of approximately $305,000 (paid on January 17, 2003) to pay the Series A Convertible Debt plus interest accrued thereon, a total of approximately $2.5 million. The Series A Debentures will bear an interest rate of 10% per annum with principal and interest payments of $45,000 per month, $65,000 per month and $80,000 per month in each successive twelve month period commencing December 1, 2002 and a final payment of approximately $308,000 due December 1, 2005. The Series A Debentures are secured by a subordinated lien on all of the Company's assets. Unless previously converted into shares of Series A Preferred, principal and accrued interest on Convertible Debentures will be payable by redemption at the option of the Investors at any time after March 31, 2004.

         On March 31, 2004, Selway and CIP each converted $806,608 of Series A Debentures into 415,863 shares of Series C Preferred at a price of $1.9396 per share. The 831,726 shares of Series C Preferred are convertible on a 2:1 basis into 1,663,452 shares of common stock at the option of the holder.

         The Series A Preferred Warrants and the Common Stock Warrant issued with the November 2000 financing expired in November 2002 and January 2003. Concurrent with the refinancing, the Investors were granted warrants to purchase 461,538 shares of Series A Preferred stock at $1.44 per share, which would be convertible into 545,454 shares of INSCI Common Stock. These warrants will expire in November 2007 and January 2008. Selway was also issued warrants expiring in November 2008 to purchase 20,000 shares of common stock at $7.20 per share.

         As of June 21, 2001, the Company entered into a subordinated convertible debt facility ("Series B Convertible Debt") of up to $700,000 with Selway. The Company received gross proceeds of $250,000 from the financing in June 2001 and subsequently drew down an additional $335,000. The Series B Convertible Debt called for an interest rate of 13 percent per annum payable in cash or in additional debentures and was convertible into Series B Convertible Redeemable Preferred Stock (the "Series B Preferred") at a price of $10.00 per share, which is convertible into shares of common stock of the Company as defined in the agreement. The Series B Convertible Debt was secured by a junior lien on all of INSCI's assets. Unless previously converted into shares of Series B Preferred, principal and interest were payable at the earlier of June 15, 2002 or upon demand by Selway. Amendments to this agreement extended the maturity date of the Series B Convertible Debt to March 31, 2003. The amendment to the management agreement entered into as of June 21, 2001 reduced the monthly fee to $15,000 per month in cash or Series B convertible debentures. The company satisfied $450,000 of management fees pursuant to this agreement by issuance of debentures, including a $135,000 payment for the remaining term of the management agreement at a 10% discount. The Series B Preferred had liquidation preferences, which were pari passu with other pre-existing shares of preferred stock.

         On March 31, 2003, Selway converted the Series B Convertible Debt plus accrued interest thereon totaling approximately $1.2 million into 123,344 of Series B Convertible Redeemable Preferred Stock at a price of a $10.00 per share. The Series B Preferred calls for dividends in the amount of 13% per annum. These shares may be converted into 8,634,080 shares of the Company's Common Stock. The 123,344 shares of Series B Preferred are convertible on a 1:70 basis into 8,634,080 shares of common stock at the option of the holder.

         The Series B Preferred contains anti-dilution protection and adjustment rights granted to each share. The Series B Preferred will also share pari passu on an as-converted basis in any dividends declared on the Company's Common Stock. Each share of Series B Preferred shall be entitled to one vote for each share of Common Stock into which it is convertible. In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, subject to the rights of pre-existing shares of Preferred Stock to be paid on a pari passu basis with the Series B Preferred, the holders of the Series B Preferred shall be entitled to receive the greater of (i) the portion of the liquidation value of the assets of the Company that the holders of the Series B Preferred would have received pro rata according to the number of shares of Common Stock that the holders of Series B Preferred would have had in the event that such holders had converted the Series B Preferred into Common Stock immediately prior to such liquidation event and as adjusted for any recapitalizations, stock combinations, stock dividends (whether paid or unpaid), stock splits and the like with respect to such shares or (ii) three and one half times the dollar principal amount of debentures converted into Series B Preferred plus the dollar amount of any interest, dividends or other amounts due on such debenture as are converted into Series B Preferred (the greater of (i) or (ii) being referred to herein as the "Series B Preference Amount"). The Series B Preferred may be redeemed at any time after three years from date of issuance by the holders at a price equal to the Series B Preference Amount (subject to adjustment as defined) plus an amount equal to the amount of all declared but unpaid dividends.

         During November 2000, INSCI entered into a Management Consulting Agreement for a term of three years with Selway Management, Inc., an affiliate of Selway. During Fiscal 2001, Selway's $100,000 in management fees payable under this agreement was satisfied by the issuance of 164,385 shares of the Company's common stock to Selway. In connection with the June 2001 agreement, the Company amended its Management Agreement with Selway. The amended management agreement reduced the monthly management fee from $20,000 per month to $15,000 per month. The monthly management fee is payable at the option of Selway in either cash or additional subordinated convertible debentures ("Management Debentures"). During Fiscal 2002, the Company satisfied $20,000 in management fees by the issuance of 60,953 shares of the Company's stock to Selway. Pursuant to the amended management agreement $450,000 of management fees were satisfied by the issuance of $165,000 and $285,000 of Management Debentures to Selway during Fiscal 2002 and Fiscal 2003, respectively. The Management Debentures issued in Fiscal 2003 included $135,000 for prepaid fees for the balance of the agreement at a 10% discount. The Management Debentures had terms similar to the Debentures except for the Series B Preference Amount. The Management Debentures did not reduce the total amount available to the Company under the Agreement.

         INSCI engaged Emerging Technology Ventures, Inc. ("ETVI") to manage acquisition and strategic alliance activities. Mr. Francis X. Murphy ("Mr. Murphy"), President of ETVI, is also a director of INSCI. During Fiscal 2004 and Fiscal 2003, ETVI was paid fees totaling $82,375 and $20,000, respectively, related to these services.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's common stock are required to report their initial ownership of the Company's common stock and any subsequent changes in their ownership to the Securities and Exchange Commission. Specific due dates have been established by the Commission, and the Company is required to disclose in this Proxy Statement any failure to file by those dates. Based upon (I) the copies of section 16(a) reports that the Company received from such persons for their 2004 fiscal year transactions and (II) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 2004 fiscal year, the Company believes that there has been compliance with all Section 16(a) filing requirements applicable to such officers, directors and ten-percent beneficial owners for such fiscal year.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth, to the best knowledge of the Company, as of June 30, 2004, certain information with respect to (1) beneficial owners of more than five percent (5%) of the outstanding common stock of the Company,
(2) beneficial ownership of shares of the Company's common stock by each director and named executive; and (3) beneficial ownership of shares of common stock of the Company by all directors and officers as a group.

         Unless otherwise noted, all shares are beneficially owned and the sole voting and investment power is held by the persons/entities indicated.

         Based upon the aggregate of all shares of Common Stock issued and outstanding as of September 15, 2004 in addition to shares issuable upon exercise of options, warrants or rights currently exercisable or becoming exercisable within 60 days following the date of this report and which are held by the individuals named on the table.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                                                                                    % OF
                                      SHARES OF                                   TOTAL            COMMON
                                       COMMON          OPTIONS/                  BENEFICIAL         STOCK
NAME OF BENEFICIAL OWNER               STOCK            OTHER                    OWNERSHIP      OUTSTANDING(1)
------------------------             ------------      -------------------      ------------    ---------------
Selway Partners LLC                       105,889      8,216,263 (2)(3)(4)         8,322,152              58.6%
52 Forest Avenue                                                 (5)
Paramus, NJ 07652

CIP Capital L.P.                           42,002      2,773,935 (2)(6)(7)         2,815,937              32.1%
1200 Liberty Park Drive
Building 300
Wayne, PA 19087

SCP Private Equity Partners II, LP        716,213     14,446,541 (8)(10)          15,162,754              74.7%
1200 Liberty Park Drive                                          (11)
Building 300
Wayne, PA 19087

Robert Little                             200,072        101,959 (12)                302,031               5.0%
c/o INSCI Corp.
One Research Drive, Suite 200B
Westborough, MA 01581

Yaron I. Eitan, Director                        -     15,174,754 (14)(15)         15,174,754              74.7%
c/o INSCI Corp.
One Research Drive, Suite 200B
Westborough, MA 01581

Henry F. Nelson, CEO                            -      1,136,362 (9)(14)           1,136,362              15.9%
c/o INSCI Corp.
One Research Drive, Suite 200B
Westborough, MA 01581

Francis X. Murphy, Director                     -         10,000 (14)                 10,000               0.2%
c/o INSCI Corp.
One Research Drive, Suite 200B
Westborough, MA 01581

Derek Dunaway, Director                         -      8,334,152 (10)(14)          8,334,152              58.6%
c/o INSCI Corp.
One Research Drive, Suite 200B
Westborough, MA 01581

Mitchell Klein, Director                  274,686        197,634 (13)(14)            472,320               7.9%
c/o INSCI Corp.
One Research Drive, Suite 200B
Westborough, MA 01581

Amit Avnet                                      -      8,322,152 (10)              8,322,152              58.6%
c/o INSCI Corp.
One Research Drive, Suite 200B
Westborough, MA 01581





                                       15

                                                                                                    % OF
                                      SHARES OF                                   TOTAL            COMMON
                                       COMMON          OPTIONS/                  BENEFICIAL         STOCK
NAME OF BENEFICIAL OWNER               STOCK            OTHER                    OWNERSHIP      OUTSTANDING(1)
------------------------             ------------      -------------------      ------------    ---------------

Steven Morgenthal                               -      8,322,152 (10)              8,322,152              58.6%
c/o INSCI Corp.
One Research Drive, Suite 200B
Westborough, MA 01581

Adi Raviv                                       -              -                           -               0.0%
c/o INSCI Corp.
One Research Drive, Suite 200B
Westborough, MA 01581

George Calhoun                              2,567              -                       2,567               0.0%
c/o INSCI Corp.
One Research Drive, Suite 200B
Westborough, MA 01581

Thomas Rebar                                    -     15,162,754 (15)             15,162,754              74.7%
c/o INSCI Corp.
One Research Drive, Suite 200B
Westborough, MA 01581

All current directors and executive
  officers as a group                     277,253     16,530,750 (13)(14)         16,808,003              78.3%
                                                                 (15)


(1) Computed on the basis of 5,992,287 shares of common stock outstanding, plus, in the case of any person deemed to own shares of common stock as a result of owning options, warrants, or rights to purchase common stock exercisable within 60 days of the date of this report or Series A Convertible Preferred Stock (convertible on a 1:1.181818 ratio), Series B Convertible Preferred Stock (convertible on a 1:70 ratio) or Series C Convertible Preferred Stock (convertible on a 1:2 ratio), the additional shares of common stock which would be outstanding upon such exercise, purchase or conversion by such person or group.

(2) Includes 272,727 shares of common stock currently issuable upon exercise of preferred stock warrants followed by conversion into common stock.

(3) Includes 917,516 shares of common stock that would be issuable upon the conversion of 458,758 shares of Series C preferred stock.

(4) Includes 20,000 shares of common stock currently issuable upon exercise of a stock warrant.

(5) Includes 7,006,020 shares of common stock that would be issuable upon the conversion of 100,086 shares of Series B Preferred Stock.

(6) Includes 873,148 shares of common stock that would be issuable upon the conversion of 436,574 shares of Series C preferred stock.

(7) Includes 1,628,060 shares of common stock that would be issuable upon the conversion of 23,258 shares of Series B Preferred Stock.

(8) Includes 3,308,452 shares of common stock that would be issuable upon the conversion of 1,654,226 shares of Series C Preferred Stock.

(9) Includes 646,570 shares of common stock that would be issuable upon the conversion of 323,285 shares of Series C Preferred Stock.

(10) Includes 8,322,152 shares deemed to be beneficially owned by Selway Partners which SCP Private Equity Partners II, L.P., Mr. Dunaway, Mr. Avnet and Mr. Morgenthal are affiliated with.

(11) Includes 2,815,937 shares deemed to be beneficially owned by CIP Capital which SCP Private Equity Partners II, L.P. is affiliated with.

(12) Includes 101,959 shares deemed to be beneficially owned by Mr. Little's wife.

(13) Includes 190,967 shares deemed to be beneficially owned by the Revocable Trust of Celia Klein.

(14) Includes the following number of shares of common stock currently issuable upon exercise of stock options held by the following persons: Mr. Eitan 12,000 shares, Mr. Murphy 10,000 shares, Mr. Dunaway 12,000 shares, Mr. Klein 6,667 shares, Mr. Nelson 489,792 shares and all current officers and directors as a group 530,459 shares.

(15) Includes 15,162,754 shares deemed to be beneficially owned by SCP Private Equity Partners II, L.P. which Mr. Eitan and Mr. Rebar are affiliated with. All current officers and directors as a group also includes the shares attributable to SCP Private Equity Partners II, L.P.

PROPOSAL 1: THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE TEN (10) NOMINATED DIRECTORS

PROPOSAL 2:  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected Goldstein and Morris, Certified Public Accountants, PC, as the Company's independent auditors for the Fiscal Year ended March 31, 2004. Representatives of Goldstein and Morris, Certified Public Accountants, PC, are expected to be present at the Annual Meeting.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         Goldstein and Morris Certified Public Accountants is the independent accounting firm that audited the Company's financial statements for the years ended March 31, 2004, 2003 and 2002. Goldstein and Morris were first engaged in May 2002. The aggregate fees billed to date during 2004 and 2003 for each of the following categories of services are set forth below:

                                       2004               2003
                                       ----               ----
Audit fees                           $ 85,392           $ 70,957
Audit-related fees                   $ 37,911           $  2,300
Tax fees                             $ 13,875           $  9,625
All other fees                           -              $  3,000

         "Audit fees" include fees for the audits of the Company's annual financial statements and the quarterly review of the statements, as well as fees for consultation regarding accounting issues and their impact on or presentation in the Company's financial statements. "Audit-related services" consists primarily of the review of registration statements and the issuance of related consents. "Tax fees" include tax planning and the preparation of the Company's tax returns. Goldstein and Morris do not provide any financial information systems design or implementation services to the Company.

     The affirmative vote of a majority of the outstanding voting shares of the Company's common stock represented and voting at the meeting is required for the ratification of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.


PROPOSAL 3: RATIFICATION OF THE RESOLUTION TO APPROVE THE 2004 DIRECTORS' OPTION PLAN AUTHORIZING 800,000 SHARES OF COMMON STOCK TO REPLACE THE COMPANY'S 1992 DIRECTORS OPTION PLAN

            The Board of Directors has adopted subject to shareholder approval the 2004 Directors' Option Plan (the "Plan") which is intended to replace the Company's 1992 Directors' Option Plan. The purpose of the Plan is to enable the Company to compensate its outside directors in options to purchase common stock.

PRINCIPAL PROVISIONS OF THE PLAN

         The following summary of the Plan, as approved by the Board of Directors, is qualified by reference to the full text of the Plan, which is annexed to this Proxy. The Plan is capitalized with 800,000 of common stock shares with a limit of no more than 45,000 options being permitted to be granted to any one individual in a fiscal year.

GENERAL PROVISIONS

            The Plan authorizes the granting of awards to Outside Directors to purchase shares of common stock and related limited Stock Appreciation Rights ("SARs") and tax-offset payments.

            Administration - The Plan is administered by a committee of the Company's Board of Directors, which consists of at least two Outside Directors. The Committee has authority to award options (in addition to automatic grants as provided for under the Plan) as well as interpret the Plan, and adopt administrative regulations. The Board of Directors has authority to determine and amend the terms of awards as well as provisions of the Plan so long as the amendments are consistent with good corporate governance, applicable law and are not contrary to the rights of an option holder.

            Eligibility - The Committee in addition to automatic grants as set forth in the Plan may make awards to Outside Directors who are eligible to receive awards under the Plan.

            Limitations on Awards - The aggregate number of shares of common stock which may be issued under the Plan is 800,000. Such shares may consist of authorized but unissued shares or treasury shares. The exercise of a SAR for cash or for the settlement of any other award in cash will not count against this share limit. Shares subject to lapsed, forfeited or canceled awards, including options canceled upon the exercise of tandem SARs for cash, will not count against this limit and can be regranted under the Plan. If the exercise price of an option is paid in common stock or if shares are withheld from payment of an award to satisfy tax obligations with respect to the award, such shares also will not count against the above limit. No recipient may be granted stock options or SARs under the Plan with respect to more than 45,000 shares of common stock in any fiscal year. No Outside Director may be granted tax-offset payments with respect to more than the number of shares of common stock covered by awards held by such director. The Plan does not limit awards that may be made under other plans of the Company.

AWARDS

            The Plan authorizes the Committee to grant the following types of awards:

     1. Stock Options. The Committee is authorized to grant non-qualified stock options to purchase such number of shares of common stock as the Committee (or, with respect to automatic grants as set forth in the Plan) determines. An option will be exercisable at such times, over such term and subject to such terms and conditions as the Committee (or, with respect to automatic grants as set forth by the Plan) determines, and at an exercise price determined by the Committee, which may not be less than the fair market value of the common stock at the date of grant of the option. The Board has authority to waive any vesting conditions it may have imposed.

     2. Stock Appreciation Rights. Upon exercise of a SAR the holder is entitled to receive, for each share with respect to which the SAR is exercised, an amount (the "appreciation") equal to the excess of the fair market value of a share of common stock on the exercise date over the "base amount" determined by the Committee. The appreciation is payable in cash, common stock, or a combination of both, as determined by the Committee or Board. The Committee may grant a SAR that can only be exercised within the 60-day period following a Change of Control (as such term is defined in the Plan and summarized below). The Board may also provide that in the event of a Change of Control, the amount to be paid by the Company upon the exercise of the SAR will be based on the Change of Control Price (as defined in the Plan and summarized below). Such a SAR is sometimes referred to as a limited SAR.

     3. Tax-Offset Payments. The Board is authorized to provide for a tax-offset payment by the Company not in excess of the amount necessary to pay the federal, state, local, and other taxes payable with respect to any award and the receipt of the tax-offset payment, assuming the recipient is taxed at the maximum tax rate applicable to such income.

PROVISIONS RELATING TO A CHANGE OF CONTROL

            As a general matter, upon the occurrence of a Change of Control, (1) all outstanding stock options, SARs, and limited SARs will become fully exercisable and vested, and (2) to the extent the cash payment of any award is based on the fair market value of stock, such fair market value will be the Change of Control Price.

            A "Change of Control" is deemed to occur on the date (1) any person or group (with certain exceptions) acquires beneficial ownership of securities representing 20% or more of the Company's total voting power, (2) individuals who constitute the "Incumbent Directors" (as defined in the Plan) fail to constitute at least two-thirds of the Board of Directors, (3) a merger or consolidation becomes effective unless the transaction is approved by the Board of Directors, a majority of the members of which were in place prior to the transaction or, following such transaction, (a) the beneficial owners of the Company's common stock before the transaction own securities representing more than 50% of the total voting power of the company resulting from the transaction, and (b) at least a majority of members of the board of directors of the Company resulting from the transaction were members of the Company's Board of Directors immediately prior to the transaction, or (4) the shareholders of the Company approve a liquidation of the Company or a sale of substantially all of its assets.

            The Change of Control Price is the highest price per share of common stock paid in any open market transaction, or paid or offered to be paid in any transaction related to a Change of Control, during the 90-day period ending with the Change of Control.

OTHER PROVISIONS

|X| Tax Withholding - The Plan permits participants to satisfy all or a portion of their minimum statutory federal, state, local or other tax liability with respect to awards under the Plan by delivering previously-owned shares held at least six months or by having the Company withhold from the shares otherwise deliverable to such participant shares having a value equal to the liability to be so satisfied.

|X| Adjustments - In the event of specified changes in the Company's capital structure, the Board will have the power to adjust the number and kind of shares or other property authorized by the Plan (including any limitations on individual awards), and the number, option price and kinds of shares or other property covered by outstanding awards, and to make such other adjustments in awards under the Plan as it deems appropriate, provided that no such adjustment may increase the aggregate value of outstanding awards. In addition, if the Company is dissolved or liquidated, of if there is a reorganization, merger or consolidation where the Company is not the surviving corporation, or if the Company sells substantially all of its assets, the Board will have the power to provide that outstanding stock options shall be (i) cashed out, (ii) assumed by the surviving corporation, and/or (iii) exercised within ten (10) days of any such event.

|X| Amendments - The Board of Directors may amend the Plan without shareholder approval, unless such approval is required by law. Amendment or discontinuation of the Plan cannot adversely affect any award previously granted without the holder's written consent.

|X| The Committee may amend any grant under the Plan, except that no award can be modified in a manner unfavorable to the holder without the written consent of the holder. In addition, the Committee may, without shareholder approval, cancel an option or other awards granted to a holder and grant a new option or award on more favorable terms and conditions than the canceled award. The Plan shall continue in effect for a period of ten (10) years, but may be terminated by the Board of Directors in its discretion at any time.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

            The following is a general summary of certain federal income tax aspects of awards made under the Plan, based upon the laws in effect on the date hereof and in no way is intended to be comprehensive. Individuals are encouraged to consult with their own tax professionals or advisors.

    - Non-Qualified Stock Options - With respect to non-qualified stock options, (a) no income is recognized by the participant at the time the option is granted; (b) upon exercise of the option, the participant recognizes ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise; and (c) at disposition, any appreciation after the date of exercise is treated either as long-term or short-term capital gain, depending on whether the shares were held for more than one year by the participant.

    - Stock Appreciation Rights - No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will generally recognize as ordinary income in the year of exercise an amount equal to the amount of cash received plus the fair market value on the date of exercise of any shares received. If the participant receives common stock upon exercise of an SAR, rules similar to those described above under "Non-Qualified Stock Options" will apply with respect to the post-exercise appreciation.

    - Tax-Offset Payments - A participant receiving a cash tax-offset payment will recognize ordinary income on the date of payment.

            Company Deductions - As a general rule, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an Outside Director recognizes ordinary income from awards under the Plan; to the extent such income is considered reasonable compensation under the Code. In addition, the Company will not be entitled to a deduction with respect to payments to participants which are contingent upon a change of control if such payments are deemed to constitute "excess parachute payments" under Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax.

     The affirmative vote of a majority of the outstanding voting shares of the Company's common stock represented and voting at the meeting is required for the ratification of this proposal.


THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 2004 DIRECTORS' OPTION PLAN AUTHORIZING 800,000 OPTION SHARES.


PROPOSAL 4: AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE CORPORATE NAME TO "CLEARSTORY SYSTEMS, INC."

     The Board of Directors approved the resolution to amend the Company's articles of incorporation to change the Company name from INSCI Corp. to ClearStory Systems, Inc., subject to the approval of the shareholders of the Company. The Board of Directors believes the name change will more accurately reflect the Company's broader strategy within the Enterprise Content Management marketplace, and unify the INSCI and Webware brands. Additionally, the Company believes that a new brand will enable the Company to reposition itself within this market, and coupled with its current business plan will enhance the Company's business as well as the Company's identity with prospective customers.

     The affirmative vote of a majority of the shares entitled to vote with respect to the proposal is required to approve the name change of the Company. Abstentions and broker non-votes will have the effect of votes against the proposal.


THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE CORPORATE NAME TO "CLEARSTORY SYSTEMS, INC.".

DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS

         Rules of the Securities and Exchange Commission require that any proposal by a stockholder must be received by the Company for consideration at the 2005 Annual Meeting of Stockholders no later than March 29, 2005 if any such proposal is to be eligible for inclusion in the Company's Proxy materials for its 2005 Annual Meeting. Under such rules the Company is not required to include stockholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

OTHER MATTERS

         Management of the Company is not aware of any other matters to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy.

COMMON STOCK PERFORMANCE

         As part of the executive compensation information presented in the Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance of the Company with the stock performance of appropriate smaller companies. The Company has selected the NASDAQ Composite Index (US) for the published industry index for stock performance comparison. The chart reflects the NASDAQ index for a five-year period.



PRICE                       MAR 99       MAR 00       MAR 01       MAR 02       MAR 03        MAR 04
-----                       ------       ------       ------       ------       ------        ------
INSCI Common Shares         $25.60       $60.00        $3.80        $0.80        $0.90         $0.75
NASDAQ Composite Index       2,461        4,573        1,840        1,845        1,341         1,994

PERCENT CHANGE
--------------
INSCI Common Shares            N/A         134%         -85%         -97%         -96%          -97%
NASDAQ Composite Index         N/A          86%         -25%         -25%         -46%          -19%

         The Stock Price Performance Graph above shall not be deemed incorporated by reference by a general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that INSCI Corp. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

VOTING PROCEDURE

         Under Delaware law, each holder of record is entitled to vote the number of shares owned by the shareholder for any agenda item. There are no cumulative voting rights for the shareholders of the Company.

         The Company is not aware of any other agenda item to be added to the agenda, as it has not been informed by any stockholder of any request to do so.

         There are no matters on the agenda that involve rights of appraisal of a stockholder. The Company incorporates by reference all items and matters contained in its Form 10-KSB for the Fiscal Year ended March 31, 2004 as filed with the Securities and Exchange Commission in addition to Form 10-QSB and Form 8-K Reports as filed with the Commission.



Dated September 28, 2004                 BY ORDER OF THE BOARD OF DIRECTORS
Westborough, MA
                                         /s/ YARON I. EITAN
                                         ----------------------------------
                                         Yaron I. Eitan
                                         Chairman of the Board

                                   INSCI CORP.
                               ONE RESEARCH DRIVE
                              WESTBOROUGH, MA 01581

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Yaron I. Eitan, Henry F. Nelson, Francis X. Murphy, Derek Dunaway, Mitchell Klein, Amit Avnet, Steven Morgenthal, Adi Raviv, George Calhoun and Thomas G. Rebar as proxies each with the power to appoint his substitute and hereby authorizes them to represent and to vote as designated below all shares of common stock of INSCI Corp. held on record by the undersigned on September 20, 2004 at the Annual Meeting of Stockholders to be held on October 28, 2004 at 10 a.m. at the executive offices of the Company located at One Research Drive, Westborough, MA 01581, or any adjournment thereof.

1.  ELECTION OF DIRECTORS

[ ] FOR ALL NOMINEES LISTED BELOW             [ ] WITHHOLD AUTHORITY to vote
    (Except as marked to the contrary below)      for all nominees listed below


   Yaron I. Eitan, Henry F. Nelson, Francis X. Murphy, Derek Dunaway, Mitchell
       Klein, Amit Avnet, Steven Morgenthal, Adi Raviv, George Calhoun and
                                Thomas G. Rebar
 (Instruction: To withhold authority to vote for any individual, list nominee's name in the space provided below.)



2. PROPOSAL TO RATIFY THE APPOINTMENT OF GOLDSTEIN AND MORRIS CERTIFIED PUBLIC ACCOUNTANTS AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE CORPORATION.

                        FOR                 AGAINST                  ABSTAIN
                        [ ]                   [ ]                      [ ]

3. PROPOSAL TO RATIFY THE RESOLUTION TO APPROVE THE 2004 DIRECTORS OPTION PLAN AUTHORIZING 800,000 OPTIONS SHARES.

                        FOR                 AGAINST                  ABSTAIN
                        [ ]                   [ ]                      [ ]


4. PROPOSAL TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO CLEARSTORY SYSTEMS, INC.

                        FOR                 AGAINST                  ABSTAIN
                        [ ]                   [ ]                      [ ]


In their discretion the proxies are authorized to vote upon such other further business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is provided, this proxy will be voted FOR Proposals 1,2, 3 and 4.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                               Dated:
                                     --------------------------------------

                               --------------------------------------------
                               Signature

                               --------------------------------------------
                               Signature if held jointly

                               Please mark, sign, date and return the proxy card promptly using the enclosed envelope.